Exhibit 99.1

Cabot Corp Reports Second Quarter Fiscal 2023 Results

Diluted earnings per share (“EPS”) of $1.29 and Adjusted EPS of $1.33

BOSTON--(BUSINESS WIRE)--May 8, 2023--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal year 2023.

Key Highlights

  Record Reinforcement Materials segment EBIT in the second fiscal quarter of $122 million, up 21% year-over-year
  Cash Flows from Operations of $162 million supported return of $37 million in the quarter to shareholders through dividends and share repurchases
  Increased quarterly dividend to $0.40 per share; up 8% over the prior dividend
  Battery Materials delivered year-over-year volume growth of 45%
  Launched EVOLVE™ Sustainable Solutions Technology Platform focused on advancing sustainable reinforcing carbons
(In millions, except per share amounts)	Three Months Ended		Six Months Ended
	3/31/23	3/31/22	3/31/23	3/31/22

Net sales	$1,033	$1,092	$1,998	$2,060
Net income (loss) attributable to Cabot Corporation	$75	$107	$129	$18

Net earnings (loss) per share attributable to Cabot Corporation	$1.29	$1.84	$2.23	$0.30
Less: Certain items after tax per share	$(0.04)	$0.15	$(0.08)	$(2.70)
Adjusted EPS	$1.33	$1.69	$2.31	$3.00

Sean Keohane, Cabot President and Chief Executive Officer, commented on the quarter: “I am pleased with our operating performance this quarter with adjusted EPS significantly higher than the first quarter and in-line with our expectations. Reinforcement Materials continued to demonstrate its resilience, delivering record EBIT of $122 million driven by price and product mix improvements in our 2023 customer agreements. We are excited about our continued strategic momentum in battery materials as we secured another key new customer win and we now have commercial sales to nine of the top ten battery manufacturers. As expected, the market environment was challenging for Performance Chemicals during the quarter.”

Keohane continued, “During the second quarter, we delivered operating cash flow of $162 million and we returned cash to our shareholders with $21 million of dividends and $16 million of share repurchases. In addition, today we announced an 8% increase to our quarterly dividend, which reflects our confidence in the strength and long-term resilience of our business. Our balance sheet remained strong with approximately $1.2 billion of liquidity as of quarter end.”

Financial Detail

For the second quarter of fiscal 2023, net income attributable to Cabot Corporation was $75 million ($1.29 per diluted common share). Net income reflects an after-tax per share charge from certain items of $0.04. Adjusted EPS for the second quarter of fiscal 2023 was $1.33 per share.

Segment Results

Reinforcement Materials – Second quarter fiscal 2023 EBIT in Reinforcement Materials increased by $21 million compared to the second quarter of fiscal 2022. The increase in EBIT was principally driven by improved unit margins from better pricing and product mix in our calendar year 2023 customer agreements, partially offset by lower volumes and higher costs. Lower volumes were experienced across all regions, with the largest decrease in Asia driven by the impact of COVID-19 outbreaks in China.

Global and regional volume changes for Reinforcement Materials for the second quarter of fiscal 2023 as compared to the same quarter of the prior year are set forth in the table below:

Second Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	(7%)
Asia	(12%)
Europe, Middle East, Africa	(2%)
Americas	(2%)

Performance Chemicals – Second quarter fiscal 2023 EBIT in Performance Chemicals decreased by $42 million compared to the second quarter of fiscal 2022 primarily due to a decrease in volumes and lower unit margins in our fumed metal oxides product line. Lower volumes were driven by continued softness in key end markets, particularly within our Fumed metal oxides product line, and the impact of COVID-19 outbreaks in China. While overall segment volumes declined 5% year-over-year, we delivered 45% volume growth in products sold to battery materials applications.

Cash Performance – The Company ended the second quarter of fiscal 2023 with a cash balance of $205 million. During the second quarter of fiscal 2023, cash flows from operating activities were a source of $162 million. Capital expenditures for the second quarter of fiscal 2023 were $51 million. Additional uses of cash during the second quarter included $21 million for the payment of dividends and $16 million for share repurchases.

Taxes – During the second quarter of fiscal 2023, the Company recorded a tax expense of $29 million with an effective tax rate of 26%. The operating tax rate was 25%, which reflected non-GAAP tax adjustments of less than $1 million. We expect our operating tax rate for fiscal 2023 to be in the range of 24% to 26%.

Outlook

Commenting on the outlook for the Company, Keohane said, “We were pleased to see the improvement in underlying demand in the second quarter as compared to the first quarter of the fiscal year. Reinforcement Materials continues to perform extremely well and our outlook for the segment remains robust. In Performance Chemicals, we are seeing demand improve sequentially and expect that to continue through the fiscal year. However, the pace of demand recovery and volume momentum across our Performance Chemicals end markets is slower than what we expected last quarter. As a result, we now expect adjusted EPS for the fiscal year to be in the range of $6.10 to $6.50.”

Keohane continued, “I continue to be excited about the outlook for our businesses and the momentum we have demonstrated as we execute against our Creating for Tomorrow strategy. Our ability to deliver strong performance despite the challenging macro-economic backdrop reflects the strength of our portfolio, the agility and strong execution of our teams and the value customers place on Cabot’s product offerings. Looking forward, I believe these factors position us well for the remainder of fiscal 2023 and to achieve the goals outlined in our Fiscal 2022 Investor Day.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, May 9, 2023. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2023, including our expectations for adjusted earnings per share for the fiscal year 2023, the ability of our EVOLVE TM Sustainable Solutions Technology Platform to advance sustainable reinforcing carbons, our expectations for improved volumes and our results for the second half of fiscal year 2023, and our expected operating tax rate for fiscal 2023, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, disruption to our operations from the COVID-19 pandemic, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; tax rates and fluctuations in foreign currency exchange and interest rates; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2022, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition. In addition, adjusted EPS and Discretionary Free Cash Flow are two of the financial measures used to determine payouts under the Company’s executive incentive compensation awards.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and an evaluation of the Company’s operating performance without the impact of these costs or benefits.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
  Charges related to the divestiture of our Purification Solutions business, which include accelerated costs associated with the change in control and employee incentive compensation.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Gains (losses) on sale of a business.
  Gain associated with the bargain purchase of a business.
  Gains realized on the sale of land.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2023	2022	2023	2022

Net sales and other operating revenues	$1,033	$1,092	$1,998	$2,060
Cost of sales	823	860	1,607	1,630
Gross profit	210	232	391	430
Selling and administrative expenses	66	74	126	145
Research and technical expenses	15	14	28	27
Loss on sale of business and asset impairment charge	—	7	3	204
Gain on bargain purchase of a business	—	(24)	—	(24)
Income (loss) from operations	129	161	234	78
Other income (expense)
Interest and dividend income	9	4	15	7
Interest expense	(23)	(11)	(45)	(23)
Other income (expense)	(5)	(7)	(10)	(8)
Total other income (expense)	(19)	(14)	(40)	(24)
Income (loss) before income taxes and equity in earnings of affiliated companies	110	147	194	54
(Provision) benefit for income taxes	(29)	(36)	(49)	(24)
Equity in earnings of affiliated companies, net of tax	1	3	3	4
Net income (loss)	82	114	148	34
Net income (loss) attributable to noncontrolling interests	7	7	19	16
Net income (loss) attributable to Cabot Corporation	$75	$107	$129	$18

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.29	$1.84	$2.23	$0.30

Diluted weighted average common shares outstanding	56.8	57.1	56.7	56.9

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2023	2022	2023	2022

Sales (A)
Reinforcement Materials	$672	$654	$1,315	$1,217
Performance Chemicals	326	363	612	669
Purification Solutions	—	36	—	97
Segment sales	998	1,053	1,927	1,983
Unallocated and other (B)	35	39	71	77
Net sales and other operating revenues	$1,033	$1,092	$1,998	$2,060

Segment Earnings Before Interest and Taxes (C)
Reinforcement Materials	$122	$101	$216	$186
Performance Chemicals	28	70	57	122
Purification Solutions	—	—	—	—
Total Segment Earnings Before Interest and Taxes	150	171	273	308

Unallocated and Other
Interest expense	(23)	(11)	(45)	(23)
Certain items (D)	(2)	7	(6)	(197)
Unallocated corporate costs	(16)	(16)	(31)	(30)
General unallocated income (expense) (E)	2	(1)	6	—
Less: Equity in earnings of affiliated companies	1	3	3	4
Income (loss) before income taxes and equity in earnings of affiliated companies	110	147	194	54
(Provision) benefit for income taxes (including tax certain items)	(29)	(36)	(49)	(24)
Equity in earnings of affiliated companies	1	3	3	4
Net income (loss)	82	114	148	34
Net income (loss) attributable to noncontrolling interests	7	7	19	16
Net income (loss) attributable to Cabot Corporation	$75	$107	$129	$18

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.29	$1.84	$2.23	$0.30

Adjusted earnings (loss) per share (F)	$1.33	$1.69	$2.31	$3.00

Diluted weighted average common shares outstanding	56.8	57.1	56.7	56.9
(A)

Beginning in the fiscal year 2023, the Company began allocating energy center revenue to the applicable segment’s Sales. The Company recast prior period financial information to conform to the new presentation. The allocation of such revenue resulted in an increase of $27 million and $49 million in the Reinforcement Materials segment and $3 million and $7 million in the Performance Chemicals segment, with an offsetting decrease in Unallocated and Other revenue for the three months and six months ended March 31, 2022, respectively. There was no impact to the consolidated total Net sales and other operating revenues.

(B)

Unallocated and other reflects royalties, other by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, and discounting charges for certain Notes receivable.

(C)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, and unrealized holding gains (losses) for investments.

(F)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	September 30,
Dollars in millions (unaudited)	2023	2022

Current assets:
Cash and cash equivalents	$205	$206
Accounts and notes receivable, net of reserve for doubtful accounts of $3 and $3	767	836
Inventories:
Raw materials	161	182
Finished goods	397	427
Other	67	55
Total inventories	625	664
Prepaid expenses and other current assets	145	114
Total current assets	1,742	1,820

Property, plant and equipment, net	1,353	1,270

Goodwill	136	129
Equity affiliates	22	20
Intangible assets, net	63	63
Deferred income taxes	38	45
Other assets	165	178
Total assets	$3,519	$3,525

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2023	2022

Current liabilities:
Short-term borrowings	$258	$347
Accounts payable and accrued liabilities	609	707
Income taxes payable	29	44
Current portion of long-term debt	8	7
Total current liabilities	904	1,105

Long-term debt	1,094	1,089
Deferred income taxes	58	65
Other liabilities	231	234

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 56,282,299 and 56,385,963 shares	56	56
Outstanding: 56,146,164 and 56,248,559 shares
Less cost of 136,135 and 137,404 shares of common treasury stock	(3)	(4)
Additional paid-in capital	—	1
Retained earnings	1,360	1,284
Accumulated other comprehensive income (loss)	(314)	(439)
Total Cabot Corporation stockholders' equity	1,099	898
Noncontrolling interests	133	134
Total stockholders' equity	1,232	1,032
Total liabilities and stockholders' equity	$3,519	$3,525

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2022					Fiscal 2023
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales (A)
Reinforcement Materials	$563	$654	$730	$726	$2,673	$643	$672	$—	$—	$1,315
Performance Chemicals	306	363	376	343	1,388	286	326	—	—	612
Purification Solutions	61	36	—	—	97	—	—	—	—	—
Segment sales	930	1,053	1,106	1,069	4,158	929	998	—	—	1,927
Unallocated and other (B)	38	39	43	43	163	36	35	—	—	71

Net sales and other operating revenues	$968	$1,092	$1,149	$1,112	$4,321	$965	$1,033	$—	$—	$1,998

Segment Earnings Before Interest and Taxes (C)
Reinforcement Materials	$85	$101	$113	$109	$408	$94	$122	$—	$—	$216
Performance Chemicals	52	70	63	49	234	29	28	—	—	57
Purification Solutions	—	—	—	—	—	—	—	—	—	—
Total Segment Earnings Before Interest and Taxes	137	171	176	158	642	123	150	—	—	273

Unallocated and Other
Interest expense	(12)	(11)	(15)	(18)	(56)	(22)	(23)	—	—	(45)
Certain items (D)	(204)	7	12	2	(183)	(4)	(2)	—	—	(6)
Unallocated corporate costs	(14)	(16)	(15)	(14)	(59)	(15)	(16)	—	—	(31)
General unallocated income (expense) (E)	1	(1)	(3)	4	1	4	2	—	—	6
Less: Equity in earnings of affiliated companies	1	3	3	3	10	2	1	—	—	3
Income (loss) before income taxes and equity in earnings of affiliated companies	(93)	147	152	129	335	84	110	—	—	194
(Provision) benefit for income taxes (including tax certain items)	12	(36)	(49)	(29)	(102)	(20)	(29)	—	—	(49)
Equity in earnings of affiliated companies	1	3	3	3	10	2	1	—	—	3
Net income (loss)	(80)	114	106	103	243	66	82	—	—	148
Net income (loss) attributable to noncontrolling interests	9	7	9	9	34	12	7	—	—	19
Net income (loss) attributable to Cabot Corporation	$(89)	$107	$97	$94	$209	$54	$75	$—	$—	$129
Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$(1.57)	$1.84	$1.69	$1.64	$3.62	$0.93	$1.29	$—	$—	$2.23
Adjusted earnings (loss) per share (F)	$1.29	$1.69	$1.73	$1.55	$6.28	$0.98	$1.33	$—	$—	$2.31
Diluted weighted average common shares outstanding	56.8	57.1	56.8	56.8	56.9	56.7	$56.8	$—	$—	56.7
(A)

Beginning in the fiscal year 2023, the Company began allocating energy center revenue to the applicable segment’s Sales. The Company recast prior period financial information to conform to the new presentation.

(B)

Unallocated and other reflects royalties, other by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, and discounting charges for certain Notes receivable.

(C)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, and unrealized holding gains (losses) for investments.

(F)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2023	2022	2023	2022

Cash Flows from Operating Activities:
Net income (loss)	$82	$114	$148	$34
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	36	36	71	75
Other non-cash charges (gains), net	4	(21)	6	150
Cash dividends received from equity affiliates	—	—	2	—
Changes in assets and liabilities:
Changes in certain working capital items (A)	59	(111)	25	(254)
Changes in other assets and liabilities, net	(19)	(8)	(38)	(44)
Cash provided by (used in) operating activities	162	10	214	(39)

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(51)	(41)	(86)	(71)
Proceeds from sale of business	—	79	6	79
Cash assumed from acquisition of business	—	5	—	5
Other investing activities, net	4	1	16	2
Cash provided by (used in) investing activities	(47)	44	(64)	15

Cash Flows from Financing Activities:
Change in debt, net	(55)	22	(98)	173
Cash dividends paid to common stockholders	(21)	(21)	(42)	(42)
Other financing activities, net	(42)	(19)	(70)	(46)
Cash provided by (used in) financing activities	(118)	(18)	(210)	85
Effect of exchange rates on cash	18	(1)	59	(16)
Increase (decrease) in cash and cash equivalents	15	35	(1)	45
Cash and cash equivalents at beginning of period	190	180	206	170
Cash and cash equivalents at end of period	$205	$215	$205	$215
(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2023	2022	2023	2022

Certain items before and after income taxes

Gain on bargain purchase of a business	$—	$24	$—	$24
Gain on sale of land	—	—	1	—
Loss on sale of business and asset impairment charge	—	(7)	(3)	(204)
Legal and environmental matters and reserves	(1)	(7)	(2)	(8)
Acquisition and integration-related charges	—	(2)	(1)	(3)
Purification Solutions divestiture related charges	—	(1)	—	(5)
Global restructuring activities	—	—	—	(2)
Other certain items	(1)	—	(1)	1
Total certain items, pre-tax	(2)	7	(6)	(197)

Non-GAAP tax adjustments(A)	—	2	1	44
Total certain items after tax	$(2)	$9	$(5)	$(153)
Total certain items after tax per share impact	$(0.04)	$0.15	$(0.08)	$(2.70)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31	Three Months		Six Months
Dollars in millions, Pre-Tax (unaudited)	2023	2022	2023	2022

Statement of Operations Line Item (B)

Gain on bargain purchase of a business	$—	$24	$—	$24
Cost of sales	(1)	(2)	(3)	(5)
Selling and administrative expenses	(1)	(7)	—	(11)
Research and technical expenses	—	—	—	—
Other income (expense)	—	(1)	—	(1)
Loss on sale of business and asset impairment charge	—	(7)	(3)	(204)
Total certain items, pre-tax	$(2)	$7	$(6)	$(197)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended March 31	2023		2022
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(29)	26%	$(36)	24%
Less: Non-GAAP tax adjustments(A)	—		2
Operating tax rate (C) (D)	$(29)	25%	$(38)	27%

Six months ended March 31	2023		2022
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(49)	25%	$(24)	44%
Less: Non-GAAP tax adjustments(A)	1		44
Operating tax rate (C) (D)	$(50)	25%	$(68)	27%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2023 and FISCAL 2022
	Fiscal 2023 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.93	$1.29	$—	$—	$2.23
Less: Certain items after tax per share	(0.05)	(0.04)	—	—	(0.08)
Adjusted earnings (loss) per share	$0.98	$1.33	$—	$—	$2.31

	Fiscal 2022 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$1.84	$1.69	$1.64	$3.62
Less: Certain items after tax per share	(2.86)	0.15	(0.04)	0.09	(2.66)
Adjusted earnings (loss) per share	$1.29	$1.69	$1.73	$1.55	$6.28
(A)	Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.
(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)	The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.
(D)	Our operating tax rate for fiscal 2023 is expected to be in the range of 24% to 26%
(E)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2023 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.93	$1.29	$—	$—	$2.23
Less: Certain items after tax per share	(0.05)	(0.04)	—	—	(0.08)
Adjusted earnings (loss) per share	$0.98	$1.33	$—	$—	$2.31

	Fiscal 2022 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$1.84	$1.69	$1.64	$3.62
Less: Certain items after tax per share	(2.86)	0.15	(0.04)	0.09	(2.66)
Adjusted earnings (loss) per share	$1.29	$1.69	$1.73	$1.55	$6.28

(A) Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2023
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$54	$75	$—	$—	$129
Net income (loss) attributable to noncontrolling interests	12	7	—	—	19
Equity in earnings of affiliated companies, net of tax	(2)	(1)	—	—	(3)
Provision (benefit) for income taxes	20	29	—	—	49

Income (loss) before income taxes and equity in earnings of affiliated companies	$84	$110	$—	$—	$194
Interest expense	22	23	—	—	45
Certain items	4	2	—	—	6
Unallocated corporate costs	15	16	—	—	31
General unallocated (income) expense	(4)	(2)	—	—	(6)
Less: Equity in earnings of affiliated companies	(2)	(1)	—	—	(3)
Total Segment EBIT	$123	$150	$—	$—	$273
Depreciation and amortization excluding corporate depreciation	34	36	—	—	70
Total Segment EBITDA	$157	$186	$—	$—	$343
Less: Unallocated corporate costs before corporate depreciation	15	16	—	—	31
Adjusted EBITDA	$142	$170	$—	$—	$312

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reinforcement Materials EBIT	$94	$122	$—	$—	$216
Reinforcement Materials Depreciation and amortization	17	18	—	—	35
Reinforcement Materials EBITDA	$111	$140	$—	$—	$251
Reinforcement Materials Sales	$643	$672	$—	$—	$1,315
Reinforcement Materials EBITDA Margin	17%	21%	—%	—%	19%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Performance Chemicals EBIT	$29	$28	$—	$—	$57
Performance Chemicals Depreciation and amortization	17	18	—	—	35
Performance Chemicals EBITDA	$46	$46	$—	$—	$92
Performance Chemicals Sales	$286	$326	$—	$—	$612
Performance Chemicals EBITDA Margin	16%	14%	—%	—%	15%

Dollars in millions	Fiscal 2023
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Cash flow from operating activities (B)	$52	$162	$—	$—	$214
Less: Additions to property, plant and equipment	35	51	—	—	86
Free cash flow	$17	$111	$—	$—	$128
Plus: Additions to property, plant and equipment	35	51	—	—	86
Less: Changes in net working capital (C)	(34)	59	—	—	25
Less: Sustaining and compliance capital expenditures	23	27	—	—	50
Discretionary free cash flow	$63	$76	$—	$—	$139

(B) As provided in the Condensed Consolidated Statements of Cash Flows.
(C) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.